UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 19, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2007, Coinstar E-Payment Services Inc. (“CEPS”), a Kansas corporation and wholly owned subsidiary of Coinstar, Inc. (“Coinstar”), entered into a Stock Purchase Agreement (the “Agreement”) with Jose Francisco Leon, Benjamin Knoll, Martin Barrett, Frank Joseph Lawrence, David Mard and Robert Duran (such individuals together, the “Seller”). In accordance with the Agreement, CEPS will purchase from Seller all of the outstanding capital stock of GroupEx Financial Corporation, a Delaware corporation (“GFC”), all of the outstanding capital stock of JRJ Express Inc., a California corporation d/b/a “King Express,” and all of the issued and outstanding membership interests in Kimeco, LLC, a California limited liability company, for an aggregate purchase price of up to $70 million. The purchase price includes a $60 million cash payment (subject to a customary working capital adjustment) upon the closing of the transactions contemplated by the Agreement, $6 million of which will be held in escrow as partial security for the indemnification obligations of Seller under the Agreement until the earlier of (1) the date eighteen months following the closing and (2) the date thirty days after completion in calendar year 2009 of the Coinstar 2008 calendar year audit. In addition, Seller is eligible to receive a contingent payment of up to $10 million should certain performance conditions be met in the fifteen months following the closing. Coinstar guaranties each covenant and obligation of CEPS under the Agreement and all transactional documents in any manner related to the Agreement.

Closing of the transaction is subject to certain customary closing conditions and is expected to occur as soon as all regulatory approvals are obtained. The closing conditions include a requirement that CompreMex LLC, a California limited liability company and affiliate of GFC, enter into an Agency Services Addendum at closing pursuant to which CompreMex LLC shall agree to act as an agent exclusively for GFC with respect to certain financial and money remittance services at over 30 store locations for a period of time up to 7 years following the closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement. A copy of the Agreement is attached hereto as an exhibit and is incorporated herein by reference.

Item 8.01	Other Events.

Coinstar issued a press release on July 25, 2007. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Stock Purchase Agreement dated July 19, 2007 by and among Coinstar E-Payment Services Inc., Jose Francisco Leon, Benjamin Knoll, Martin Barrett, Frank Joseph Lawrence, David Mard and Robert Duran.

99.1	Press Release issued by Coinstar, Inc. dated July 25, 2007

*	Certain exhibits and schedules in connection with the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Coinstar, Inc. agrees to provide the Commission a copy of any such exhibit or schedule upon request.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ David W. Cole
Date: July 25, 2007		David W. Cole,
Chief Executive Officer

4